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                                                                    News Release


             RELEASE:Immediate                      CONTACT:Ronda J Williams
                                                            312-706-3232


                          OIL-DRI COMPLETES ACQUISITION
              STRENGTHENING ITS POSITION AS THE WORLD'S LARGEST CAT
                               LITTER PRODUCER AND
              EXPANDING ITS ABILITY TO SERVICE CUSTOMERS WORLDWIDE


             CHICAGO - December 13, 2002 - Oil-Dri Corporation of America (NYSE:
             ODC) announced today that it has completed the acquisition of certain assets related to the Jonny Cat(R) brand of cat litter from A&M Products, a wholly-owned subsidiary of The Clorox Company (NYSE: CLX). Included in the purchase are trademarks, inventories, extensive mineral reserves and a manufacturing plant in Taft, Calif., located near Bakersfield.

             The acquired assets, which generate revenues of approximately $18,000,000, include Jonny Cat litter, Jonny Cat liners, industrial absorbents and agricultural carriers. The acquisition was structured as an asset purchase. It was made with internally generated cash and no additional financing will be required.

             Daniel S. Jaffee, President and Chief Executive Officer commented, "This acquisition is part of our strategic plan to expand distribution nationwide. Acquiring the Taft manufacturing facility ensures customers of quality service coast to coast. We see many opportunities to grow Jonny Cat while furthering distribution of our Cats Pride(R) brand and private label cat litter to markets where they are not currently represented. This facility will impact our distribution for agricultural and industrial products as well.

             "We believe there are at least 20 years of proven mineral reserves at the Taft location. As evidenced by the strong market share of Jonny Cat, these minerals are of the highest quality on the West Coast for cat litter, industrial and agricultural businesses."

             Jonny Cat is the most popular brand in several large metropolitan areas (including Los Angeles and San Francisco) in the Western and Eastern United States and Western Canada. With 75% of the business on the West Coast, this brand has years of proven stability and is considered a mainstay in the cat litter category.

             The top selling regional coarse cat litter, Jonny Cat is sold in several mass merchandiser and club stores including Costco, Pet Specialty, Petsmart, and Petco. Its primary distribution, however, is in the grocery market where 65% of the product is sold. The top grocery accounts include Safeway, Albertsons and Ralphs.

             "We are excited about being able to employ the staff at Taft, many of whom have 15 years or more of service at the plant," added Jaffee. "We are pleased with the seasoned workforce and the well maintained facility which should not require substantial capital investment to meet increased volume."

             Oil-Dri now operates 12 U.S. and international manufacturing facilities, eight of which are supported by mining operations. In business for over 60 years, the company serves diverse sorbent markets including pet products, industrial and automotive, fluids purification, animal health and nutrition, agricultural carriers and sports turf products. The wealth of Oil-Dri's experience in the mining and manufacturing sector will help make this transition smooth and seamless.

                                   -continued-



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             "By utilizing our direct-to-customer delivery model and by introducing profitable line extensions we expect the acquired assets to materially enhance our cash return relative to our investments," continued Jaffee. "Once we have successfully integrated this facility into our manufacturing system, I am confident that it will deliver synergies that will make Oil-Dri stronger and more competitive in our markets and help us deliver value to our customers and our shareholders."

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             THE COMPANY WILL CONDUCT A LIVE WEB CAST OF THE JONNY CAT
             ACQUISITION ANNOUNCEMENT AND FIRST QUARTER EARNINGS ON DECEMBER 19, 2002 AT 10:00 A.M. CST. TO LISTEN TO THE CALL VIA THE WEB, PLEASE VISIT WWW.STREETEVENTS.COM OR WWW.OILDRI.COM. AN ARCHIVED RECORDING OF THE CALL WILL BE AVAILABLE FOR APPROXIMATELY 30 DAYS AFTER THE TELECONFERENCE, AND WRITTEN TRANSCRIPTS WILL BE POSTED ON THE OIL-DRI WEB SITE.

             OIL-DRI CORPORATION OF AMERICA IS THE WORLD'S LARGEST MANUFACTURER OF CAT LITTER AND A LEADING SUPPLIER OF SPECIALTY SORBENT PRODUCTS FOR INDUSTRIAL, AUTOMOTIVE, AGRICULTURAL, HORTICULTURAL AND SPECIALTY MARKETS.

             THIS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS REGARDING THE COMPANY'S EXPECTED PERFORMANCE FOR FUTURE PERIODS, AND ACTUAL RESULTS FOR SUCH PERIODS MIGHT MATERIALLY DIFFER. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO UNCERTAINTIES WHICH INCLUDE, BUT ARE NOT LIMITED TO, COMPETITIVE FACTORS IN THE CONSUMER MARKET; THE LEVEL OF SUCCESS IN IMPLEMENTATION OF PRICE INCREASES AND SURCHARGES; CHANGES IN OVERALL AGRICULTURAL DEMAND; CHANGES IN THE MARKET CONDITIONS, THE OVERALL ECONOMY, ENERGY PRICES, AND OTHER FACTORS DETAILED FROM TIME TO TIME IN THE COMPANY'S ANNUAL REPORT AND OTHER REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.